                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): May 26, 2000 (May 25, 2000)
                                                  --------------------------


                           NEXTEL COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                              0-19656                              36-3939651
(State or other jurisdiction                  (Commission                         (I.R.S. Employer
      of incorporation)                        File Number)                      Identification No.)


                2001 EDMUND HALLEY DRIVE, RESTON, VIRGINIA        20191
               (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code:    (703) 433-4000
                                                   ---------------------------




--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

     On May 26, 2000, Nextel issued a press release announcing the approval at its annual shareholders meeting of an amendment to its certificate of incorporation and of an amended and restated incentive equity plan. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference. Under the certificate of incorporation, as amended, Nextel has the authority to issue 2,233,883,948 shares of capital stock, which are divided into nine classes or series as follows:

     - 2,060,000,000 shares of class A common stock, par value $0.001 per share;

     - 100,000,000 shares of class B nonvoting common stock, par value $0.001 per share;

     - 26,941,933 shares of class A convertible redeemable preferred stock, stated value $36.75 per share;

     - 82 shares of class B convertible preferred stock, stated value $1.00 per share;

     - 26,941,933 shares of class C convertible redeemable preferred stock, stated value $36.75 per share;

     -    1,600,000 shares of series D preferred stock;

     -    2,200,000 shares of series E preferred stock;

     -    800,000 shares of zero coupon convertible preferred stock; and

     -    15,400,000 shares of undesignated preferred stock.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.
               NOT APPLICABLE

          (b)  PRO FORMA FINANCIAL INFORMATION.
               NOT APPLICABLE

          (c)  EXHIBITS.

        Exhibit No   Exhibit Description
        ----------   -------------------

              3.1 Certificate of Amendment of the Restated Certificate of Incorporation of Nextel

              99.1   Press Release

                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            NEXTEL COMMUNICATIONS, INC.


Date: May 26, 2000          By: /s/ THOMAS J. SIDMAN
                              ----------------------
                               Thomas J. Sidman
                               Senior Vice President and General Counsel

                                  EXHIBIT INDEX

       Exhibit No   Exhibit Description
       ----------   -------------------

          3.1 Certificate of Amendment of the Restated Certificate of Incorporation of Nextel

          99.1      Press Release